Exhibit 99.1

Manitex International, Inc. Reports Third Quarter 2018 Results

Bridgeview, IL, November 1, 2018 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of truck and knuckle boom cranes, today announced third quarter 2018 results. Net revenues for the third quarter were $60.9 million, compared to $56.5 million in the prior year’s period, and net income from continuing operations attributable to shareholders of Manitex was $0.1 million, or $0.01 per share, compared to a net loss from continuing operations attributable to shareholders of Manitex of $(1.5) million, or $(0.09) per share, in the third quarter of 2017. Adjusted net income* from continuing operations in the third quarter 2018 was $2.1 million, or $0.11 per share, compared to adjusted net income of $1.2 million, or $0.07 per share, for the third quarter of 2017.

Third Quarter Highlights (versus prior year, unless otherwise noted):

•	Net revenues grew 7.9% to $60.9 million from $56.5 million

•	Adjusted EBITDA* increased 21.0% to $5.0 million, or 8.2% of sales, from $4.2 million or 7.4% of sales

•	Adjusted earnings per share* improved to $0.11 compared to $0.07

•	Net debt of $49 million represents reduction of $41 million since year-end 2017

•	Backlog was $79 million as of October 31, 2018, compared with $76 million at the end of the second quarter and $61 million as of year-end 2017, representing a 30% year to date increase

•	Continued progress with Tadano partnership in expanding PM’s international distribution

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Chief Executive and Chairman David J. Langevin commented, “Our third quarter financial report indicates notable improvement over a year ago, highlighted by revenue growth of nearly 8% and operating earnings of $3 million, which is an improvement of $2 million, or 200%, and a 30% growth in the backlog year to date. Adjusted EBITDA of over $5 million, for the second consecutive quarter, shows that we have worked efficiently to keep up with the rising component prices that have impacted all participants in the industrial equipment industry. Most importantly, the cash we have generated has reduced our net debt to $49 million and reduced our leverage ratio down to the lowest level we’ve seen in many years. Global industrial equipment demand remains solid, our margins are trending modestly higher and we do expect to continue to realize the benefits of price increases as well as improvements we’ve made to our cost structure.”

“Our hallmark Manitex brand crane business continues to experience robust growth, as a leader with 40% of the North American straight mast boom truck market, with healthy margins and a replacement cycle underway. We are also particularly encouraged about the benefits that our partner Tadano has brought to the table. Now in just its fifth month, this partnership is moving us forward in establishing PM as a top competitor in the knuckle boom crane market. With its presence in the Asian, European, and South American markets, we believe there is potential for PM to achieve meaningful penetration of the growing multi-billion knuckle boom market, which is the largest market opportunity for Manitex, and thus, a top priority for our company.”

Steve Kiefer, President and Chief Operating Officer of Manitex stated, “Manitex continues to execute on its growth plans, and we’re closing in on our sales, gross margins, and EBITDA targets for the year. Third quarter gross margin of 19.7% was up from 17.5% in 2017 and continued to improve versus the first and second quarters of 2018. This margin expansion reflects the disciplined efforts of our teams to appropriately manage trade, supply chain, and currency challenges while also improving our operating efficiency. Tariff costs which had a minimal impact on our results in the quarter, in fact, totaling less than $250,000, along with surcharges and general material inflation costs from our suppliers were offset through price realization.”

“Key markets remain healthy and show signs of growth with continued improvement in rental rates, rental fleet utilization levels and industry orders for mobile cranes. Regarding new products, recently launched A62, TM-200 and Trolley Boom Loader product lines were joined in the third quarter by additional Trolley Boom Loader configurations and the introduction of a new 11-ton Cary Deck Crane that we are confident will be met with enthusiastic market reception. The multi-billion-dollar global knuckle boom market remains healthy and represents one of our most significant growth opportunities, with, in our estimation, each percentage point of share gain generates $20 million in incremental annual revenue. Buildout of our North American dealer network continues, with two multi-site PM knuckle boom dealers having signed on with us year to date and our team is working diligently with the Tadano team and distribution network to finalize initial stocking orders and move to the next phase of our marketing plans. Our objective is to accelerate PM’s penetration of this key global market throughout their global dealer network.

“Based on current industry conditions, which remain on track to support the recovering build rates throughout the mobile cranes category, we expect continued revenue growth moving into 2019, with upside potential from continued organic sales growth, both here and abroad from both recent and upcoming new product introductions,” concluded Mr. Kiefer.

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements which was completed in April 2018.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 800-949-2175 if calling within the United States or 323-994-2132 if calling internationally. A replay will be available until November 8, 2018, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode1055909 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, for three month periods ended September 30, 2018 and 2017, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three month periods ended September 30, 2018 and 2017 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, Oil & Steel, Badger, Sabre, and Valla. The company also has a minority ownership in ASV Holdings, Inc. which manufactures and sells a line of high-quality compact track and skid steer loaders

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Darrow Associates Inc.
Steve Kiefer	Peter Seltzberg, Managing Director
President and Chief Operating Officer	Investor Relations
(708) 237-2065	(516) 419-9915
skiefer@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	Unaudited	Unaudited
ASSETS
Current assets
Cash	$20,265	$5,014
Cash - restricted	306	352
Marketable equity securities	5,346	—
Trade receivables (net)	42,073	46,633
Other receivables	2,747	1,946
Inventory (net)	67,480	54,360
Prepaid expense and other	2,017	2,017

Total current assets	140,234	110,322

Total fixed assets, net of accumulated depreciation of $14,350 and $12,921 at September 30, 2018 and December 31, 2017, respectively	20,366	22,038
Intangible assets (net)	28,260	31,014
Goodwill	42,508	43,569
Equity investment in ASV Holdings, Inc.	—	14,931
Other long-term assets	1,234	1,475
Deferred tax asset	1,839	1,839

Total assets	$234,441	$225,188

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$21,464	$29,131
Current portion of capital lease obligations	409	378
Accounts payable	40,269	35,386
Accounts payable related parties	79	1,331
Accrued expenses	9,138	10,070
Customer deposits	1,777	2,242
Other current liabilities	—	890

Total current liabilities	73,136	79,428

Long-term liabilities
Revolving term credit facilities	—	12,893
Notes payable (net)	26,651	26,656
Capital lease obligation, (net of current portion)	5,173	5,483
Convertible note related party (net)	7,119	7,005
Convertible note (net)	14,475	14,310
Deferred gain on sale of property	874	969
Deferred tax liability	3,789	3,384
Other long-term liabilities	3,910	4,215

Total long-term liabilities	61,991	74,915

Total liabilities	135,127	154,343

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at September 30, 2018 and December 31, 2017	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,615,390 and 16,617,932 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	130,111	97,661
Paid in capital	2,773	2,802
Retained deficit	(30,913)	(28,583)
Accumulated other comprehensive loss	(2,657)	(1,035)

Total equity	99,314	70,845

Total liabilities and equity	$234,441	$225,188

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Unaudited
Net revenues	$60,938	$56,464	$181,517	$148,634
Cost of sales	48,944	46,591	145,982	121,965

Gross profit	11,994	9,873	35,535	26,669
Operating expenses
Research and development costs	801	619	2,179	1,902
Selling, general and administrative expenses	8,190	8,282	27,184	25,797

Total operating expenses	8,991	8,901	29,363	27,699

Operating income (loss)	3,003	972	6,172	(1,030)
Other (expense) income
Interest expense	(1,294)	(1,716)	(4,350)	(4,498)
Interest income	68	—	95	—
Change in fair value of securities held	(907)	—	(2,308)	—
Foreign currency transaction loss	(410)	(799)	(635)	(1,138)
Other (expense) income	(3)	18	(355)	361

Total other expense	(2,546)	(2,497)	(7,553)	(5,275)

Income (loss) before income taxes and income (loss) in equity interest from continuing operations	457	(1,525)	(1,381)	(6,305)
Income tax expense from continuing operations	335	281	540	416
Income (loss) on equity investments (including loss on sale of shares)	—	284	(409)	284

Net income (loss) from continuing operations	122	(1,522)	(2,330)	(6,437)
Discontinued operations
Loss from operations of discontinued operations (including loss on disposal for the three and nine months 2017 of $1,133)	—	—	—	(573)
Income tax benefit	—	(15)	—	(28)

Income (loss) from discontinued operations	—	15	—	(545)

Net income (loss)	122	(1,507)	(2,330)	(6,982)

Net income attributable to noncontrolling interest from discontinued operations	—	—	—	(274)

Net income (loss) attributable to shareholders of Manitex International, Inc.	$122	$(1,507)	$(2,330)	$(7,256)

Earnings (loss) Per Share
Basic
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$0.01	$(0.09)	$(0.13)	$(0.39)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$—	$0.00	$—	$(0.05)
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$0.01	$(0.09)	$(0.13)	$(0.44)
Diluted
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$0.01	$(0.09)	$(0.13)	$(0.39)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$—	$0.00	$—	$(0.05)
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$0.01	$(0.09)	$(0.13)	$(0.44)
Weighted average common shares outstanding
Basic	19,610,168	16,573,927	18,003,829	16,532,683
Diluted	19,694,379	16,573,927	18,003,829	16,532,683

Reconciliation of GAAP Operating Income (Loss) from Continuing Operations to Adjusted EBITDA (in thousands)

	Three Months Ended		Nine Months Ended **
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating income (loss)	$3,003	$972	$6,172	($1,030)
Adjustments related to restatement, restructuring, discontinued model, restricted stock, and other expenses	785	1,956	3,923	7,763
Adjusted operating income (loss)	3,788	2,928	10,095	6,733
Depreciation and amortization	1,238	1,225	3,789	3,908
Adjusted EBITDA	$5,026	$4,153	$13,884	$10,641
Adjusted EBITDA % to sales	8.2%	7.4%	7.6%	7.2%

Reconciliation of GAAP Net Income (Loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (Loss) From continuing Operations Attributable to Shareholders of Manitex International (in thousands)

	Three Months Ended		Nine Months Ended **
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net Income (Loss) from continuing operations attributable to shareholders	$122	($1,522)	($2,330)	($6,437)
Adjustments related to restatement, restructuring, discontinued model, Inventory write down, restricted stock, foreign exchange, change in fair value of securities and other expenses (tax effected)	2,005	2,696	7,137	8,842
Adjusted Net Income (Loss) from continuing operations attributable to shareholders	2,127	1,174	4,807	2,405
Weighted diluted shares outstanding	19,694,379	16,573,927	18,003,829	16,532,683
Diluted earnings (loss) per share attributable to shareholders as reported	$0.01	($0.09)	($0.13)	($0.39)
Total EPS effect	$0.10	$0.16	$0.40	$0.53
Adjusted diluted earnings per share attributable to shareholders	$0.11	$0.07	$0.27	$0.15

Foreign Exchange, Restatement, Restructuring, Restricted Stock and other Expenses

Details of adjustments

	Three Months Ended		Nine Months Ended **
Pre-tax adjustments	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Restatement expenses	$183	—	$2,006	—
Foreign exchange	410	799	635	1,138
Discontinued model	292	—	480	—
Inventory write down	—	1,521		1,521
Restructuring	141	130	795	704
Restricted stock	140	160	530	517
Normalized plant absorption levels	—	—	—	3,770
Trade show expenses (tri-annual only)	—	—	—	589
change in fair market value of securities, and other expenses	936	145	3,182	662

Total	$2,102	$2,755	$7,628	$8,901

Backlog from Continuing Operations

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Backlog	$60,477	$75,601	$87,860	$61,530	$50,281
Change Versus Current Period		-20.0%	-31.2%	-1.7%	20.3%

Note: As of October 31, 2018 backlog was $79,200

Net Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	September 30, 2018	December 31, 2017
Cash & marketable equity securities	$25,917	$5,366
Notes payable - short term	$21,464	$29,131
Current portion of capital leases	409	378
Revolving term credit facilities	—	12,893
Notes payable - long term	26,651	26,656
Capital lease obligations	5,173	5,483
Convertible notes	21,594	21,315

Total debt	$75,291	$95,856

Net Debt	$49,374	$90,490

**

All references in this release to financial results of periods ending prior to the third quarter of 2017 reflect such results as restated pursuant to the recently completed restatement of such periods.